                                                                   EXHIBIT 99.22

                     IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


In re:                                       Chapter 11

American Classic Voyages Co., et al.,        Case No. 01-10954 (EIK)

         Debtors.                            Jointly Administered


              ORDER APPROVING BIDDING PROCEDURES AND BREAK-UP FEE
              WITH RESPECT TO THE PROPOSED SALE OF CERTAIN OF THE
             DEBTORS' ASSETS TO WI-DOSC, LLC OR THE HIGHEST BIDDER

         This matter coming on to be heard on the Motion for an Order Approving Bidding Procedures, the Break-Up Fee, the Right of First Refusal with Respect to the Proposed Sale of Certain of the Debtors' Assets to WI-DQSC, LLC, or the highest bidder (the ''Motion'') filed by the above-captioned debtors and debtors-in-possession (collectively, the ''Debtors'''); the Court having reviewed the Motion and having heard the statements of counsel in support of the relief requested therein as a hearing thereon (the ''Hearing''); the Court finding that (a) the Court has jurisdiction over this matter pursuant to 28 U.S.C. ss157 and 1334, and (b) this is a core proceeding pursuant to 28 U.S.C. ss157(b)(2); the Court finding that notice of the Motion given by the Debtors was sufficient under the circumstances; and the Court being fully advised in the premises and having determined that the legal and factual bases set forth in the Motion and at the Hearing on the Motion establish just cause for the relief herein granted;

     IT IS HEREBY FOUND AND DETERMINED THAT:

     A. The Debtors have articulated good and sufficient reasons for approving Letter Agreement attached hereto as Exhibit "A" (the "Letter Agreement"), including, without limitation, the Bidding Procedures and the Break-Up Fee described therein with respect to the proposed sale of assets (the "Proposed Transaction") to WI-DQSC, LLC (the "Proposed Purchaser" or "WI-DQSC"). Each of the Bidding Procedures and the Break-Up Fee is reasonable and appropriate and represent the best method for maximizing the return on the Debtors' assets.

     B. Good and sufficient notice of the Bidding Procedures described in the Letter Agreement approved hereby has been given and no other or further notice is required.

     C. The Bidding Procedures and the Break-Up Fee were and are a material inducement for, and condition of, the Proposed Purchaser's entry into the Letter Agreement. The Proposed Purchaser is unwilling to commit to hold open its offer to purchase the Debtors' assets without approval of the Bidding Procedures and the Break-Up Fee. Thus, the Bidding Procedures and the Break-Up Fee have promoted more competitive bidding by inducing the Proposed Purchaser's bid that otherwise would not have been made, and without which any bidding might be limited. Finally, absent authorization of the Bidding Procedures and the Break-Up Fee, the Debtors may lose the opportunity to obtain the highest and best available offer for the Debtors' assets.

     D. In particular, the payment to the Proposed Purchaser of the Break-Up Fee is (i) an actual and necessary cost and expense of preserving the Debtors' estates within the meaning of 11 U.S.C. s.503(b), (ii) of substantial benefit to the Debtors' estates, (iii) reasonable and appropriate, including in light of the size and nature of the proposed sale of the Debtors' assets and the efforts that have been and will be expended by the Proposed Purchaser notwithstanding that the proposed sale is subject to higher or better offers for the Debtors' assets, and (iv) necessary to ensure that the Proposed Purchaser will continue to pursue its proposed acquisition of the Debtors' assets.

     NOW THEREFORE, IT IS HEREBY ORDERED THAT:

     1.    The Motion shall be, and hereby is, GRANTED.

     2. The Bidding Procedures, as set forth in the Letter Agreement and incorporated herein by reference, are hereby approved, and shall govern all proceedings relating to the transaction proposed in the Letter Agreement (the "Proposed Transaction") with the Proposed Purchaser; the auction and any subsequent bids for the Debtors' assets.

     3. The Break-Up Fee and Expense reimbursement set forth in the Letter Agreement are incorporated herein by reference and hereby approved and shall govern all proceedings relating to the Proposed Transaction. The Debtors' obligation to pay the Break-Up Fee shall survive the termination of the Letter Agreement, and shall be paid in accordance with the Letter Agreement when due without further order of this Court.

     4. The Proposed Purchaser shall be deemed a party in interest with standing to appear and be heard in connection with any motion, hearing, or other proceeding relating to the Letter Agreement, any sale of the Assets (as defined in the Letter Agreement), or any competing bid.

     5. All competing bidder who request access to due diligence information and have executed a commercially reasonable confidentiality agreement shall be given access to and substantially the same information made available to the Proposed Purchaser on substantially similar terms and conditions and shall receive a copy of the executed Asset Purchase Agreement and any schedules thereto within 2 business days of execution of the Asset Purchase Agreement.

         5. The Court shall remain jurisdiction over any matter or dispute arising from or relating to the implementation of this Order.

Dated:   Wilmington, Delaware
         March 20, 2002





                                             /s/ Erwin I. Katz
                                             ------------------------------
                                             UNITED STATES BANKRUPTCY JUDGE

                                 EXHIBIT "A"

                                Letter Agreement

                                  WI-DQSC, LLC
                               1850 SECOND STREET
                                   SUITE 201
                         HIGHLAND PARK, ILLINOIS 60035

                                 March 15, 2002

American Classic Voyages, Co.
c/o Chanin Capita Partners
12100 Santa Monica Boulevard
8th Floor
Los Angeles, California 90025
Attn:    Mr. Russ Belinsky
         Mr. Peter Corbell
         Mr. Brian Kim

Gentlemen:

         American Classic Voyages, Co., itself and on behalf of its direct and indirect subsidiaries (collectively, ''Debtor''), is engaged in the business of operating overnight passenger cruises on the U.S. inland and coastal waterways. WI-DQSC, LLC (''WI-DQSC'') is a Delaware limited liability company affiliated with Waveland Investments LLC, a Chicago based investment firm. WI-DQSC proposes to purchase certain assets of Debtor used or useful in connection with the business of The Delta Queen Steamboat Company directly or through an affiliate formed for the purpose of acquiring such Assets (as defined below) (''Purchaser''), upon the following and conditions:

1.       The Transaction

         (a) Subject to the terms and conditions of this letter agreement and approval of the Bankruptcy Court, Debtor shall sell to Purchaser and Purchaser shall purchase from Debtor on the Closing Date (as hereinafter defined) all of Debtor's right, title and interest in the Assets.

         (b) Purchaser's offer will not be subject to a financing contingency.

         (c) For purposes hereof, the term ''Assets'' shall consist of all of Debtor's assets, specifically excluding the Excluded Assets (defined below), which are used or useful in connection with the operation of The Delta Queen Steamboat Company and its business of owning and operating The Delta Queen paddlewheel riverboat and the Mississippi Queen paddlewheel riverboat (collectively, the ''Business'') including, without limitation:

                  (i) The Delta Queen paddlewheel riverboat, together with all of its logs, registries, books and records, furniture, fixtures, engines, parts, inventory (including food, liquor and other consumable goods (the costs of which

American Classic Voyages, Co.
March 15, 2002
Page 2 of 15

                  shall be subject to pro-ration as hereinafter provided)), fittings, decor, including artwork, and related property;

         (ii) The Mississippi Queen paddlewheel riverboat (with The Delta Queen paddlewheel riverboat, the "Vessels"), together with all of its logs, registries, books and records, furniture, fixtures, engines, parts, inventory (including food, liquor and other consumable goods (the costs of which, shall be subject to pro-ration as hereinafter provided)), fittings, decor, including artwork, and related property including the calliope;

        (iii) Subject to Paragraph 4 hereof, all other personal property, leases and leasehold interests used in connection with the operation and management of the Vessels, including, without limitation, specifically the lease on the facility in New Orleans;

         (iv) The reservation system and center, including without limitation, promotional material, furniture, fixtures, office equipment, computers and telecommunication systems, including, without limitation, hardware and software related thereto and telephone numbers;

          (v) The furniture, fixtures, office equipment, computers and telecommunication equipment, including, without limitation, hardware and software related thereto, and telephone numbers, used by the employees of Debtor in connection with the operation and management of the Vessels;

         (vi) All intellectual property related to the business of operating the Vessels, including without limitation, the trademarks, "Delta Queen", "Mississippi Queen", "Legendary Delta Queen", "Magnificent Mississippi Queen" and the term "Steamboating";

        (vii) Subject to the provisions of Paragraph 4 hereof, all rights under all contracts and agreements related to the Vessels;

       (viii) Customer lists, including lists of all past, present and prospective customers, sales and marketing materials, including artwork and collateral materials, trade show booths and related trade show materials, mailing lists, marketing lists, employee lists, and related information;

         (ix) Licenses, permits, registrations and related items relating to the Vessels;

          (x)     Docking and mooring rights relating to the Vessels; and

         (xi)     All other assets and rights used or useful in the Business.

American Classic Voyages, Co.
March 15, 2002
Page 3 of 15



     (d) "Excluded Assets" means: (a) all causes of action, choses in action and rights of recovery and counterclaims or setoffs: (i) relating to the conduct of the Business before the Closing Date, or (ii) against creditors of any Debtor, including, without limitation, avoidance actions of Debtor under 11 U.S.C. s.547-553; (b) any pension plan, profit sharing plan, or other plan or program providing benefits to current or former employees of the Debtor; (c) cash, cash equivalents and marketable securities, other than amounts received or receivable by the Debtor (including amounts held in escrow or other restricted accounts which shall be subject to proration consistent with the provisions of this letter agreement) which relate to goods and services to be delivered by Purchaser after the Closing Date and shall therefore be paid to Purchaser; (d) prepaid security deposits, including without limitation all rent security deposits held by the lessors under any leases assumed and assigned in accordance with Paragraph 4 hereof; (e) retainers; (f) insurance and workers' compensation premium refunds and tax refunds, whether or not applied for; (g) life insurance policies; (h) setoff or recoupment rights not arising from or related to the Assets; (i) residual proceeds generated by post-bankruptcy petition sales of assets to which Debtor or any affiliate is entitled to a portion of the proceeds; (j) copies of all business and financial records and other information (including computer files), relating to the conduct of the Business prior to the Closing Date, the originals of which will be conveyed to Purchaser, provided that Purchaser shall acquire, and Debtor shall not retain or obtain copies of customer lists, marketing materials and related information which provide Purchaser with a competitive advantage in the Business to be conducted after the Closing Date; (k) the lease to the premises at Two North Riverside Plaza, Chicago, Illinois, and all real property leases other than the New Orleans facility lease to which Debtor or any affiliate is a party that are not designated as leases to be assumed and assigned in accordance with Paragraph 4 hereof, and the fixtures at the premises covered thereby; (l) accounts receivable due to Debtor, other than those relating to goods and services to be delivered by Purchaser after the Closing Date; (m) any claims against Purchaser arising under or in connection with the definitive asset purchase agreement to be entered into between Debtor and Purchaser (the "Asset Purchase Agreement") or any ancillary document; (n) goods that belong to sublessees, licensees or concessionaires of Debtor or any affiliate; (o) shares of capital stock of any company, including Debtor's subsidiaries; (p) The American Queen paddlewheel riverboat, The Columbia Queen paddlewheel riverboat, The Cape Cod Light boat and The Cape May Light boat, together with all of their logs, registries, books and records, furniture, fixtures, engines, parts, inventory (including food, liquor and goods), fittings, decor, including artwork, and all rights and property related thereto; (q) the registered trademarks for the names "American Queen" and "Columbia Queen"; and (r) causes of action existing as of or after the Closing Date that relate to any of the foregoing

American Classic Voyages, Co.
March 15, 2002
Page 4 of 15


          Excluded Assets and claims and causes of action, to the extent they exist, that any Debtor may have against any of its officers, directors, employees and/or agents.

     (e) Purchaser shall provide the following consideration to Debtor in respect of the Assets (collectively, the "Purchase Price"):

          (i) Purchaser will pay to Debtor $3,750,000 in cash on the Closing Date, of which $3,000,000 shall be paid directly to the Debtor or its designee and $750,000 (the "Purchase Price Escrow") shall be deposited in escrow with Latham & Watkins to be disbursed in accordance with Paragraph 1(e)(iii) below; plus

         (ii) Debtor and Purchaser will agree to prorate amounts held in escrow or other restricted accounts in respect of the cruises booked on the Vessels as well as the costs of consumable items (which include, by way of example, foodstuffs, liquor, fuel, lubricants and similar items) for use in connection with future cruises.

        (iii) Pursuant to a Plan of Reorganization, or otherwise pursuant to a proposal approved by the Bankruptcy Court, Purchaser will provide Debtor with credit certificates (usable on a space available basis consistent with Debtor's past practices) for distribution to Debtor's customers (in a manner to be agreed upon by Purchaser, Debtor and the Creditors' Committee (the "Committee")) who have properly allowed priority or administrative claims pursuant to Section 507(a)(6) of the Bankruptcy Code ("Customer Claimants"), for the purpose of obtaining a release of such valid claims from such Customer Claimants. It is agreed and understood that, absent agreement with the Debtor and the Committee otherwise, Purchaser will be providing credit certificates aimed at generating the release of $750,000 of such allowed claims in the aggregate, and further that Purchaser may, at any time, determine not to distribute these certificates. Purchaser shall receive a refund of amounts deposited in the Purchase Price Escrow on the basis of one dollar of refund (up to a maximum refund of $750,000) for each dollar of allowed priority or administrative claim against the Debtor released by a Customer Claimant pursuant to the terms of the Plan of Reorganization or other Bankruptcy Court approved proposal. In the event the Purchase Price Escrow is not refunded in full to Purchaser on account of credit certificates applied to allowed administrative claims of Customer Claimants within an agreed upon period following the Closing Date, any remaining portion of the Purchase Price Escrow shall be paid to Debtor or its designee whereupon Purchaser shall no longer be required to provide further credit certificates.

(f) WI-DQSC will, as necessary in Purchaser's discretion, provide up to $10,000,000 as working capital to the Purchaser to find the organization and operation of Purchaser and the re-launch and operation of the Vessels.

(g) In the event that Purchaser or any affiliate of Purchaser acquires title to one or more of the Other Vessels (as hereinafter defined) from MARAD, Debtor or Atlantic Marine Inc. on or before December 31, 2003, then the Purchaser shall pay to the Debtor or its designee, with respect to each Other Vessel acquired by Purchaser or its affiliate on or before December 31, 2003, additional consideration of $500,000 cash per each vessel acquired and shall receive in consideration thereof, all right, title and interest of Debtor in any of its property which relates to the Other Vessel acquired, including without limitation, related intellectual property, but excluding intangibles not used in connection with the operation of the Other Vessels

(h) In order to allow Debtor to maximize the value of its remaining assets, Purchaser agrees to allow those member of Debtor's management group who are subsequently engaged by Purchaser, to continue to provide services to Debtor after the Closing Date on terms to be negotiated between the management group and Debtor, provided that the provision of such services by the management group does not interfere with their obligations to Purchase.

(i) Upon acceptance of this letter agreement and the issuance of the Sales Procedures Order (as hereinafter defined) on the terms described herein, Purchaser shall deposit with Latham & Watkins the sum of $100,000 to be held as a refundable escrow deposit. The refundable escrow deposit shall be placed in an interest bearing account for the benefit of Purchaser. The Asset Purchase Agreement shall provide that the refundable escrow deposit shall be increased to $200,000 at such time as Purchaser waives all of its due diligence contingencies, which shall be deemed to occur upon the close of business on April 22, 2002, unless prior thereto Purchaser notifies Debtor, in writing, that Purchaser is not satisfied with the results of its due diligence review and elects not to proceeds with a transaction. The escrow deposit, together with interest thereon, shall be: (i) promptly returned to Purchaser, upon its request, prior to the execution of the Asset Purchase Agreement or as otherwise provided herein or therein; (ii) applied against the Purchase Price in the event the transaction the subject of this letter agreement closes; (iii) delivered to Debtor in the event the transaction fails to close as a result of Purchaser's breach of the Asset Purchase Agreement; or (iv) promptly returned to Purchaser in the event the Asset Purchase Agreement is terminated other than as a result of Purchaser's breach thereof.

American Classic Voyages, Co.
March 15, 2002
Page 6 of 15


         (j)      The closing date (the "Closing Date") shall be on the eleventh
                  (11th) day after entry by the Bankruptcy Court of the Sale Order (as hereinafter defined), unless the Purchaser, Debtor and the Committee agree otherwise; provided that the Purchaser may, in its discretion, (i) accelerate the Closing Date to such date after the issuance of the Sale Order as it shall determine in its sole discretion, or (ii) extend the Closing Date as provided for in Paragraph 8(j) hereof.

         (k) Within ten (10) days of the date hereof, Purchaser shall provide Debtor with reasonable evidence of Purchaser's ability to pay the Purchase Price and provide the working capital as provided in Paragraph 1(f) herein.

2. Acquisition of Other Debtor Vessels. Purchaser is desirous of owning some (or all) of the American Queen, Columbia Queen, Cape May Light and Cape Cod Light (collectively; the "Other Vessels"), as Purchaser endeavors to grow the business. However, the acquisition of these other Vessels is not a condition precedent to the transaction otherwise described herein. Nevertheless, Debtor shall make reasonable efforts to give Purchaser prompt written notice of any third party's interest in acquiring the Other Vessels and afford Purchaser the right to participate in discussions with Debtor with respect to acquiring the Other Vessels, including the right, exercisable in Purchaser's sole discretion, to make an offer for such Other Vessels.

3. Liabilities. Except as specifically set forth herein or in the Asset Purchase Agreement, Purchaser shall not assume any liabilities of Debtor.

4. Executory Contracts and Unexpired Leases. As soon as practicable, but not later than March 26, 2002, Debtor shall provide Purchaser with a complete list of all contracts relating to the business. The list shall classify each contract, including all leases (as used in this Paragraph 4 each, a "Contract" and together the "Contracts"), as either executory or non-executory.

         (a) With respect to each executory Contract on the list, Debtor shall provide a complete list (the "EC List") (together with copies of the Contracts to the extent Debtor has copies) of the parties thereto, the terms thereof and the acts to be performed and consideration remaining to be paid by each party thereto, including, but not limited to cure costs. Purchaser shall, not later than fourteen (14) days after receiving said list, designate those Contracts which it desires to assume by providing written notice thereof to Debtor and the committee. Debtor shall pay up to $50,000 to cure any defaults as required to allow for the assumption of the Contracts on the EC List by Purchaser ("Debtor Cure Costs"), excluding any such costs relating to the Oracle contract or the Debtor's union agreement, pension plans or credit card companies, which such costs Debtor shall

American Classic Voyages, Co.
March 15, 2002
Page 7 or 15


                  not be obligated to cure. In the event the aggregate cure amount for all executory Contracts Purchaser elects to assume exceeds the Debtor Cure Costs, Debtor shall, within two (2) days, provide Purchaser written notice of its election to either (i) pay all cure costs in excess of the Debtor Cure Costs or (ii) not pay such excess costs in which event Purchaser may terminate this letter agreement or the Asset Purchase Agreement (as the case may be). In the event that, subsequent to March 26, 2002, Purchaser becomes aware of any Contract which it desires to assume and which was either not on the EC List or requires a cure costs in excess of the amount on that list, then, in such event, Debtor shall agree to pay that cost to cure or, if Debtor does not so agree to pay such cost to cure, Purchase may terminate this letter agreement or the Asset Purchase Agreement, as the case may be, in which event Debtor shall promptly remit to Purchaser (within five (5) days of invoice) up to $200,000 of Purchaser's Expenses (as hereinafter defined). In the event Debtor elects to cure any executory Contracts, Debtor shall, at its expense, obtain an appropriate court order authorizing the assumption and assignment of such Contracts, provided that it shall be Purchaser's responsibility to demonstrate its qualification to perform under the applicable Contracts. Purchaser may escrow a portion of the Purchase Price required to cure any defaults which Debtor has agreed to cure.

         (b) With respect to each non-executory Contract, the Debtor shall provide a complete list (together with copies of the Contracts) of the parties thereto, terms thereof and the acts to be performed and the consideration remaining to be paid by either party, and Purchaser may, by written notice to the Debtor not later than the entry of the Sale Order, accept assignment of any or all of those contracts.

         (c) Debtor shall cooperate reasonably with Purchaser in its election to assume or renegotiate any of the leases or contracts identified above.

5. Operating Business Pending Execution of Asset Purchase Agreement and the Closing Date. Debtor shall maintain the status quo of its business operations pending the execution of the Asset Purchase Agreement and the closing Date and shall operate its business in a manner consistent with its current business plan (and the Asset Purchase Agreement shall provide that Debtor shall continue to so operate its business between the execution of the Asset Purchase Agreement and the Closing Date). Without limiting the generality of the foregoing, Debtor shall commence and complete (and pay for) the deferred maintenance and scheduled capital improvements and other contemplated activities necessary to launch a cruise in May, 2002 (including the cost of and work performed while in dry dock) to The Mississippi Queen paddlewheel riverboat which is described in the materials provided by Debtor to Purchaser. In the event such maintenance, improvements and other costs which were planned and/or scheduled and are

American Classic Voyages, Co.
March 15, 2001
Page 8 of 15


         appropriate in light of the Vessel's needs are not completed by the Closing Date, Purchaser shall receive a credit against the Purchase Price for the costs of completing such maintenance and improvements. Debtor shall not enter into, modify or negotiate the terms of any new contracts affecting the Assets without the approval of the Purchaser.

6. No Shop. Effective immediately, Debtor shall commit to not "shop" or solicit any offers to purchase, directly or indirectly, any of the Assets until the approval by the Bankruptcy Court of the Sale Procedures Order (defined below).

7. Bid Protections. Within five (5) business days after agreeing to this letter agreement, Debtor shall obtain an order of the Bankruptcy Court (the "Sale Procedures Order") which shall be acceptable to the Purchaser and contain the following terms (hereinafter referred to as the "Bidding Procedures"):

         (a) A sale bearing (the "Sale Hearing") shall be scheduled on or before April 29, 2002;

         (b) If a competing bid meeting the requirements of Paragraph 7(c) below is submitted, an auction among the Purchaser and those parties having submitted competing bids which satisfy the terms of the Sales Procedure Order (the "Auction") for the sale of Assets shall be conducted on the business day before the Sale Hearing at the Chicago, Illinois office of Latham & Watkins. Even if a competing bid meeting the requirements of Paragraph 7(c) below is not submitted, Debtor may proceed with an auction of the Assets as part of a solicitation of bids with any of the Other Vessels; provided that at any such auction, Debtor shall not solicit bids for the Assets on a stand alone basis and provided, further, that the procedures for any such auction must not alter, impair or effect any of the procedures or the protections afforded Purchaser in this letter agreement or the Sales Procedures Order.

         (c) Other persons shall have a right to submit a competing bid for the Assets subject to the following requirements:

                  (i) Such competing bids shall (A) be on substantially the same terms as this transaction, (B) not be on terms and conditions which are more burdensome than the terms of this agreement; and (C) not be subject to any contingencies to closing (other than compliance with the Hart-Scott-Rodino Antitrust Improvements Act, if applicable) other than those applicable to Purchaser, and

                  (ii) Such competing bids shall be in writing and delivered to Chanin Capital

American Classic Voyages, Co.
March 15, 2001
Page 9 of 15


                           Partners and American Marine Advisors not later than five o'clock p.m. on the second business day preceding the Auction (with copies of such bids to be served on and received by Debtor, the Purchaser and the Committee not later than six o'clock p.m. on the second business day preceding the Auction);

                           (iii) Such competing bids shall be accompanied by a $200,000 all cash earnest money deposit which shall be paid to Debtor not later than five o'clock p.m. on the second business day preceding the Auction. Once a competing bid is received and the earnest money deposit is accepted by Debtor, such earnest money deposit shall be deemed a non-refundable deposit and the deposit shall be paid to Debtor in the event the competing purchaser is the successful bidder and fails to close the sale transaction. If a competing bid is approved by the Bankruptcy Court, the earnest money deposit recovered by Debtor shall first be used to pay any Break-Up Fee and Expenses (both as defined below) due and owing to the Purchaser pursuant to this letter agreement and any balance shall be applied against the competing bidder's purchase price;


                           (iv) The initial competing bid shall exceed the Purchase Price by an amount (the "Initial Overbid Requirement") equal to the sum of (a) $100,000 (the "Additional Increment"), (b) the Break-Up Fee, and
                           (c) the amount of actual costs and expenses incurred by Purchaser in connection with the proposed acquisition of the Assets, including, without limitation, attorney fees, accountants fees, engineering, environmental and other related due diligence expenses, including without limitation travel costs and related expenses, the total amount of which expenses are, except as otherwise provided herein, capped at $200,000 (the "Expenses"). For purposes hereof, the Purchaser shall provide Debtor with an estimate of the Expenses (along with reasonable supporting documentation) not less than five (5) days before the Auction, and that estimate shall be used for purposes of this section. Any subsequent bids shall be in $100,000 increments;

                           (v) Further, any bid procedures to be used in connection with an auction of the

American Classic Voyages, Co.
March 15, 2002
Page 10 of 15

                           Other Vessels shall be provided to Purchaser not later than forty-eight (48) hours before their filing and shall not in any way modify the procedures or protections described herein; and

                  (vi) Purchaser acknowledges that Debtor may offer for sale at the Auction its right, title and interest in the Other Vessels; provided, however, that such inclusion or exclusion of the Other Vessels shall not constitute grounds for Debtor to terminate or modify this letter agreement or the Asset Purchase Agreement or prejudice any of Purchaser's rights hereunder or thereunder.

         (d) If Debtor receives and accepts a bid other than Purchaser's bid, Debtor shall (i) within two (2) business days of the Auction, return to Purchaser the refundable escrow deposit, with interest earned thereon (unless Debtor and Purchaser otherwise mutually agree that Purchaser shall be an alternative successful bidder, in which case such escrow/deposit, with interest earned thereon, may be retained by the escrow agent until two (2) days following the first to occur of the closing of the successful bid or the time period set forth in the agreement between Debtor and Purchaser relating to Purchaser becoming an alternative successful bidder) and (ii) become obligated to pay the Purchaser a break-up fee in an amount equal to $250,000 (the "Break-Up Fee") and the Expenses to compensate the Purchaser for its expenses and the substantial time and resources committed to due diligence in connection with acting as the "stalking horse" for this transaction. The Break-Up Fee and Expenses shall be paid to Purchaser upon the earlier to occur of (i) the closing of the successful bid transaction or (ii) eleven
                  (11) days following the entry of a sale order with respect to such bid; provided, however, that if any such bid shall require a notice and filing under the Hart-Scott-Rodino Antitrust Improvements Act, such eleven (11) day period that is the subject of this clause (ii) shall extend through the first to occur of expiration or early termination of the applicable notification period under said Act; and

         (e) The "no shop" provisions set forth above are reasonable and appropriate.

8. Sale Order. If Purchaser is the only or the successful bidder at the Auction, Debtor promptly, but no later than April 29, 2002, shall obtain an order approving this sale transaction pursuant to 11 U.S.C. SS 363(b) and (f), which shall be acceptable to the Purchaser and which shall contain the following findings of fact and conclusions of law (the "Sale Order"):

         (a) Debtor is authorized to proceed with this sale transaction pursuant to 11 U.S.C. SS 363(b) and (f) free and clear of any and all liens, claims, interests and encumbrances and any such liens, claims, interests and encumbrances shall attach to the sale proceeds;





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American Classic Voyages, Co.
March 15, 2001
Page 11 of 15


         (b) Any objections timely filed with respect to this sale transaction, which have not been withdrawn, are without merit or the interests of such objections have been otherwise satisfied or adequately provided for by the Bankruptcy Court;

         (c) No competitive bids have been received which meet the bid requirements set forth herein and which the Bankruptcy Court deems reasonable and appropriate, or, if other bids are received, that Purchaser's bid is the highest and best offer;

         (d) The Purchase Price represents the fair value of the assets being sold;

         (e) The sale is in the best interests of the estate and its creditors;

         (f)      The Purchaser has acted in good faith;

         (g) The Bankruptcy Court shall retain jurisdiction for the purpose of enforcing the provisions of the Sale Order and resolve any disputes related thereto;

         (h) There are no brokers involved in consummating this transaction and no brokers' commissions are due, other than the fees payable by Debtor or any third parties to American Marine Advisors and Chanin Capital Partners;

         (i) Any appeal seeking to enjoin or stay consummation of the transaction contemplated by this letter agreement shall be subject to the appellant depositing or posting a bond in an amount equal to the then aggregate purchase price, plus the Break-Up Fee and Expenses and applicable damages, pending the outcome of the appeal;

         (j) If an appeal is pending, the Purchaser shall, during the two business days following the close of business on the fifteenth (15th) day following Purchaser's receipt of written notice from the Debtor of the filing of the appeal (or if such day is a weekend or holiday, the immediately following business day), have the option of keeping this letter agreement (or Asset Purchase Agreement if then executed) in place (in which case Purchaser may elect to close the Asset purchase notwithstanding such appeal) or terminating this letter agreement (or the Asset Purchase Agreement if then executed) with a return of any earnest money deposit, plus accrued interest; provided, however that, without limiting any right Purchaser may have under this letter agreement or the Asset Purchase Agreement (if then executed), Purchaser will use its best efforts to close the transaction the subject of this letter agreement immediately if no stay is then in effect and Purchaser can, in good faith, do so without undertaking any incremental risk or liability. If the Purchaser elects to terminate due to a pending appeal, the earnest money deposit (including, without limitation, any accrued interest) shall be immediately payable

American Classic Voyages, Co.
March 15, 2002
Page 12 of 15


                  to the Purchaser and, in addition, unless the Purchaser has elected to terminate this letter agreement (or the Asset Purchase Agreement if then in place) pursuant to this Paragraph 8(j) without determining in good faith that closing the transaction would cause it to undertake incremental risk or liability, Purchaser shall receive its Expenses (in this case up to $450,000) from the proceeds of any transaction for the sale of Assets consummated with any third party or from the proceeds of the appellant's deposit or bond described in clause (i) above and, to the extent provided in appellant's deposit or bond, an amount intended to compensate Purchaser for damages incurred by it. Further, Purchaser shall be entitled to receive its Break-Up Fee if substantially all of the Assets are sold within two (2) years of the date of the appeal to another buyer; and

         (k) Debtor and the Purchaser shall be authorized to close this transaction immediately upon entry of the Sale Order.

9. Conditions to Closing. The transaction shall be subject to the following conditions:

         (a)      Completion of due diligence, relating principally to:

                  (i)  Environmental compliance;

                 (ii)  Review of historical financial performance;

                (iii)  Structural and engineering review of the Vessels;

                 (iv) Obtaining appropriate licenses, permits and mooring rights;

                  (v)  Insurance matters; and

                 (vi) Matters related to the Multi-Employer Benefit Plan in which Debtor's employees participate.


         Purchaser shall use its best efforts to complete such due diligence by April 7, 2002; provided, however, that such period shall be extended for such period (but not beyond April 22, 2002) as is required for the completion of any due diligence work to be done in reliance on reports to be issued by, or work done by, third parties including, but not limited to, accounting, insurance, environmental, structural and engineering consultants retained by Purchaser to assist in Purchaser's due diligence investigation.

         (b) Purchaser entering into acceptable agreements with Debtor's management group;

         (c) Entry by the Court of an order permitting Purchaser to assume contracts and

American Classic Voyages, Co.
March 15, 2002
Page 13 of 15

                  leases designated by Purchaser as material;

         (d) Negotiation and execution of appropriate transactional documents consistent with the provisions of Paragraphs 11 and 13 hereof;

         (e) Entry by the bankruptcy court of the Sale Order described herein; and

         (f)      Approval of the transaction by Debtor's Board of Directors.

10. Termination. This letter agreement (and the Asset Purchase Agreement) shall terminate upon the occurrence of any of the following, provided that the party so terminating may, in its discretion, extend the time periods provided below or waive the condition, as it sees fit in its sole discretion.

         (a)      by the Purchaser as a result of:

                  (i) the failure of Debtor to obtain entry of the Sale Procedures Order, in a form acceptable to the Purchaser, within five (5) business days after agreeing to the terms of this letter agreement, or any modification of the Sale Procedures Order or take any action which alters, impairs or effects the procedures or protections afforded Purchaser therein, without Purchaser's consent, after it has been so entered;

                  (ii) the failure of Debtor to obtain entry of the Sale Order, in a form acceptable to Purchaser, by April 20, 2002;

                  (iii) the failure to close the transaction which is the subject of such Sale Order, through no fault of Purchaser, within thirty (30) days after entry of the Sales Order;


                  (iv) the non-compliance by Debtor with the "no shop" provisions of this letter agreement;


                  (v) the acceptance by Debtor of a competing bid as the highest and best offer (provided that the Break-Up Fee and Expense provisions of this letter agreement shall survive such termination);

                  (vi) the failure of any of the conditions to closing for the benefit of Purchaser set forth herein or in the Asset Purchase Agreement; or

                  (vii) a material adverse change in the Assets or the operation of the business of the Debtor; provided, however, that if the fact or facts giving rise to a material adverse change do not directly affect the Assets, Purchaser









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American Classic Voyages, Co.
March 15, 2002
Page 14 of 15


                           nonetheless shall not be required to proceed if the development would materially and adversely affect Purchaser's intended investment.

         (b)      by the Debtor or the Committee as a result of:

                  (i) the failure of Debtor, after using its best efforts, to obtain entry of the Sale Procedures Order, in a form acceptable to the Debtor and the Committee, within five (5) business days after agreeing to the terms of this letter agreement;

                  (ii) the failure of Debtor, after using its best efforts, to obtain entry of the Sale Order, in a form acceptable to Debtor, by June 30, 2002 (in which case Debtor shall pay Purchaser's Expenses (without regard to the $200,000 limitation in the definition thereof but not to exceed $450,000) and, if Debtor directly or indirectly consummates any transaction for the sale of the Assets within two (2) years of Debtor's for the Committee's exercise of its right to terminate in accordance with this Paragraph 10(b)(ii), the Break-Up Fee;

                  (iii) the failure to close the transaction which is the subject of such Sale Order, through no fault of Debtor, within thirty (30) days of the entry of the Sale Order;

                  (iv) the acceptance by Debtor of a competing bid as the highest and best offer (provided that the Break-Up Fee and Expense provisions of this letter agreement shall survive such termination); or

                  (v) the failure of any of the conditions to closing for the benefit of Debtor and the Committee set forth herein or in the Asset Purchase Agreement.

11. Other. Except as set forth in Paragraphs 4, 5, 6, 7, 8, 9, 10 and 12, this letter agreement represents an expression of intent only. Accordingly, neither Purchase nor Debtor shall be bound by any terms of this letter agreement other than the foregoing paragraphs. The Asset Purchase Agreement shall be the definitive agreement between the parties hereto, although the parties intend to prepare the purchase agreement in accordance with the terms of this letter agreement. The Asset Purchase Agreement shall contain customary representations, warranties, indemnification and conditions customary in acquisitions of this type. In addition, at closing, the Purchaser and Debtor shall each deliver such usual and customary documents that would be delivered in acquisitions of this type. This letter agreement shall terminate in all respects on the sooner of the parties' execution of the Asset Purchase Agreement or April 3, 2002.

American Classic Voyages, Co.
March 15, 2002
Page 15 of 15

12. Access. Debtor shall afford Purchaser and its employees, auditors, legal counsel and other authorized representatives all reasonable opportunity to inspect, investigate, and audit the Assets, operations and business of Debtor prior to the closing and to interview its officers, employees, vendors and key customers. Purchaser shall conduct this inspection, investigation, and audit in a reasonable manner, upon reasonable advance notice, during regular business hours. The right of inspection includes the right to make copies at Purchaser's expense. Except as set forth herein, Purchaser shall be responsible for the costs incurred by it in this due diligence review, which shall be included in the Expenses. Subsequent to the Closing Date, Purchaser shall afford Debtor access to those documents of Purchaser which are included in the Assets as are reasonably required for the administration of the Debtor's bankruptcy case provided such documents are used solely for such purpose. Such access shall be made during normal business hours upon reasonable advance notice. Such right of access shall include the right to make copies at Debtor's expense.

13. Non-Compete Agreement. At the closing, Debtor and its owned and controlled affiliates shall agree not to compete with Purchaser for a period of seven years, pursuant to the terms of a Non-Compete Agreement. The prohibition on competition shall not apply to any third party unaffiliated with Debtor who acquires for consideration a controlling interest in the stock of Debtor or its subsidiaries.

         If the terms of this letter agreement are acceptable to you, please sign and date this letter agreement in the space provided below to confirm our mutual understandings and agreements and return a signed copy to the undersigned.

         If we do not receive a signed copy of this letter on or before March 18, 2002, we shall assume you have no further interest in pursuing this matter.

                                    Very truly yours,

                                    WI-DQSC, LLC



                                    By: /s/ Dennis Zaslavsky
                                       ------------------------------
                                            Dennis Zaslavsky
                                    Its:    Authorized Signatory

AGREED AND ACCEPTED:

AMERICAN CLASSIC VOYAGES, CO.,
on behalf of itself and its affiliated entities

American Classic Voyages, Co.
March 15, 2002
Page 16 of 15



By:  /s/ Jordan B. Allen
     ------------------------

Its: Executive Vice President
     ------------------------